Exhibit (a)(3)

TO BE EFFECTIVE FEBRUARY 14, 2014

AMENDMENT OF AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

ARTISAN PARTNERS FUNDS, INC.

The undersigned Secretary of Artisan Partners Funds, Inc. (the “Corporation”) hereby certifies that in accordance with Section 180.1002 of the Wisconsin Business Corporation Law and Article IV of the Corporation’s Amended and Restated Articles of Incorporation (the “Restated Articles”), the following Amendment was duly adopted to:

(i)	create the Advisor Shares series of the Artisan Global Opportunities Fund, Artisan Global Value Fund, Artisan International Fund, Artisan International Value Fund, Artisan Mid Cap Fund, Artisan Mid Cap Value Fund and Artisan Value Fund;

(ii)	create the Investor Shares series of the Artisan Emerging Markets Fund; and

(iii)	redesignate the existing Advisor Shares of the Artisan Emerging Markets Fund as Investor Shares of the Artisan Emerging Markets Fund.

“Article IV is hereby amended by deleting Section A of Article IV in its entirety and replacing it with the following:

‘A. The Corporation is authorized to issue an indefinite number of shares of common stock, $.01 par value per share. Subject to the following paragraph, the authorized shares are classified as follows:

Class	Series	Authorized Number of Shares

Artisan Small Cap Fund	Investor Shares	Indefinite
Artisan Small Cap Fund	Institutional Shares	Indefinite
Artisan International Fund	Investor Shares	Indefinite
Artisan International Fund	Institutional Shares	Indefinite
Artisan International Fund	Advisor Shares	Indefinite
Artisan Mid Cap Fund	Investor Shares	Indefinite
Artisan Mid Cap Fund	Institutional Shares	Indefinite
Artisan Mid Cap Fund	Advisor Shares	Indefinite
Artisan Small Cap Value Fund	Investor Shares	Indefinite
Artisan Small Cap Value Fund	Institutional Shares	Indefinite
Artisan Mid Cap Value Fund	Investor Shares	Indefinite
Artisan Mid Cap Value Fund	Institutional Shares	Indefinite

Class	Series	Authorized Number of Shares

Artisan Mid Cap Value Fund	Advisor Shares	Indefinite
Artisan International Small Cap Fund	Investor Shares	Indefinite
Artisan International Value Fund	Investor Shares	Indefinite
Artisan International Value Fund	Institutional Shares	Indefinite
Artisan International Value Fund	Advisor Shares	Indefinite
Artisan Value Fund	Investor Shares	Indefinite
Artisan Value Fund	Institutional Shares	Indefinite
Artisan Value Fund	Advisor Shares	Indefinite
Artisan Emerging Markets Fund	Investor Shares	Indefinite
Artisan Emerging Markets Fund	Institutional Shares	Indefinite
Artisan Global Value Fund	Investor Shares	Indefinite
Artisan Global Value Fund	Institutional Shares	Indefinite
Artisan Global Value Fund	Advisor Shares	Indefinite
Artisan Global Opportunities Fund	Investor Shares	Indefinite
Artisan Global Opportunities Fund	Institutional Shares	Indefinite
Artisan Global Opportunities Fund	Advisor Shares	Indefinite
Artisan Global Equity Fund	Investor Shares	Indefinite
Artisan Global Small Cap Fund	Investor Shares	Indefinite
Artisan High Income Fund	Investor Shares	Indefinite
Artisan High Income Fund	Advisor Shares	Indefinite

The remaining shares shall remain unclassified until action is taken by the Board of Directors pursuant to the following paragraph.’”

This Amendment to the Restated Articles was adopted by the Board of Directors of the Corporation on February 11, 2014 without shareholder approval in accordance with Sections 180.1002(8) and 180.0602(1)(a) and (b) with respect to the creation of the new series and in accordance with Sections 180.1002(8) and 180.0602(1)(c) with respect to the redesignation of the series of the Artisan Emerging Markets Fund. Prior to this Amendment, none of the Investor Shares of the Artisan Emerging Markets Fund and none of the Advisor Shares of the Artisan Global Opportunities Fund, Artisan Global Value Fund, Artisan International Fund, Artisan International Value Fund, Artisan Mid Cap Fund, Artisan Mid Cap Value Fund and Artisan Value Fund had been issued.

Executed this 12th day of February, 2014.

ARTISAN PARTNERS FUNDS, INC.

By:	/s/ Sarah A. Johnson
Sarah A. Johnson, Secretary

This instrument was drafted by:

Laura A. Hawkins

Godfrey & Kahn, S.C.

780 North Water Street

Milwaukee, Wisconsin 53202